Exhibit 99.2

Dear Member:

The Board of Directors of Bank of Ruston has voted unanimously in favor of a plan of conversion whereby Bank of Ruston will convert from the mutual form to the stock form of organization and become a wholly owned subsidiary of Century Next Financial Corporation, a company we recently formed. We are converting so that Bank of Ruston will be structured in the form of ownership that we believe will best support the Bank’s future growth.

The Proxy Card

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
•	existing deposit accounts and loans will not undergo any change; and
•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Century Next Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Bank of Ruston and Century Next Financial Corporation.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Century Next Financial Corporation, together with your payment for the shares, by mail using the enclosed envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Century Next Financial Corporation Conversion Center located at Bank of Ruston’s branch office, 2109 Farmerville Highway, Ruston, LA 71270. Your order must be physically received (not postmarked) by Century Next Financial Corporation no later than 5:00 p.m., Central time, on   day,      , 2010. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Benjamin L. Denny
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
M

Dear Member:

The Board of Directors of Bank of Ruston has voted unanimously in favor of a plan of conversion whereby Bank of Ruston will convert from the mutual form to the stock form of organization and become a wholly owned subsidiary of Century Next Financial Corporation, a company we recently formed. We are converting so that Bank of Ruston will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and
•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Century Next Financial Corporation or (2) an agent of Bank of Ruston to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Benjamin L. Denny
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
BS

Dear Friend of Bank of Ruston:

The Board of Directors of Bank of Ruston has voted unanimously in favor of a plan of conversion whereby Bank of Ruston will convert from the mutual form to the stock form of organization and become a wholly owned subsidiary of Century Next Financial Corporation, a company we recently formed. We are converting so that Bank of Ruston will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Century Next Financial Corporation common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Bank of Ruston and Century Next Financial Corporation.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Century Next Financial Corporation, together with your payment for the shares, by mail using the enclosed envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Century Next Financial Corporation Conversion Center located at Bank of Ruston’s branch office, 2109 Farmerville Highway, Ruston, LA 71270. Your order must be physically received (not postmarked) by Century Next Financial Corporation no later than 5:00 p.m., Central time, on   day,      , 2010. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Benjamin L. Denny
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
F

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Century Next Financial Corporation, recently formed to be the parent holding company of Bank of Ruston. We are raising capital to support Bank of Ruston’s future growth.

This information packet includes the following:

PROSPECTUS:  This document provides detailed information about the operations of Bank of Ruston and the proposed stock offering by Century Next Financial Corporation. Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock and return it to Century Next Financial Corporation, together with your payment for the shares, by mail using the enclosed stock order return envelope, by hand delivery, or by overnight courier to the Century Next Financial Corporation Conversion Center located at Bank of Ruston’s branch office, 2109 Farmerville Highway, Ruston, LA 71270. Your order must be physically received (not postmarked) by Century Next Financial Corporation no later than 5:00 p.m., Central time, on   day,      , 2010. Please read the prospectus carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Benjamin L. Denny
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
I

Dear Customer of Bank of Ruston:

At the request of Bank of Ruston and its proposed new holding company, Century Next Financial Corporation, we have enclosed material regarding the offering of common stock of Century Next Financial Corporation. The material is offered in connection with the conversion of Bank of Ruston from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Century Next Financial Corporation.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Century Next Financial Corporation, by mail using the enclosed stock order return envelope, by hand delivery, or by overnight courier to the Century Next Financial Corporation Conversion Center located at Bank of Ruston’s branch office, 2109 Farmerville Highway, Ruston, LA 71270. Your order must be physically received (not postmarked) by Century Next Financial Corporation no later than 5:00 p.m., Central time, on     day,              , 2010. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

If you have any questions after reading the enclosed material, please call the Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
B

Questions & Answers

About the Conversion

The Board of Directors of Bank of Ruston has voted unanimously in favor of a plan of conversion whereby Bank of Ruston will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Bank of Ruston at a special meeting of members. In connection with the conversion, Bank of Ruston’s new holding company, Century Next Financial Corporation, is offering shares of its common stock for sale in an initial public offering.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.

Effect on Deposits and Loans

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

About Voting

Q.	Who is eligible to vote on the conversion?

A.	Depositors of Bank of Ruston as of the close of business on , 2010 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the enclosed postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of members to be held on , 2010, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Depositors are not required to vote. However, because the conversion will produce a fundamental change in the Bank’s corporate structure, the Board of Directors encourages all members to vote.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date, and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Century Next Financial Corporation?

A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of Century Next Financial Corporation.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Common Stock

Investment in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?

A.	The common stock of Century Next Financial Corporation will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders — depositors of Bank of Ruston with accounts totaling $50 or more as of December 31, 2008;

2)	Bank of Ruston’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders — depositors of Bank of Ruston with accounts totaling $50 or more as of June 30, 2010; and

4)	Other Members — depositors of Bank of Ruston with accounts as of , 2010.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Century Next Financial Corporation is offering for sale a maximum of 920,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Century Next Financial Corporation may increase the maximum and sell up to 1,058,000 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $200,000 (20,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $350,000 (35,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Century Next Financial Corporation, by mail using the enclosed envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Century Next Financial Corporation Conversion Center located at Bank of Ruston’s branch office, 2109 Farmerville Highway, Ruston, LA 71270. Your order must be physically received (not postmarked) by Century Next Financial Corporation no later than 5:00 p.m., Central time, on day, , 2010. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Bank of Ruston. Checks and money orders must be made payable to Century Next Financial Corporation Withdrawals from a deposit account or a certificate of deposit at Bank of Ruston to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Bank of Ruston home equity line of credit to subscribe for shares of common stock?

A.	No. Bank of Ruston cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Bank of Ruston home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Century Next Financial Corporation no later than 5:00 p.m., Central time on day, , 2010.

Q.	Can I subscribe for shares using funds in my IRA at Bank of Ruston?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Bank of Ruston. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Conversion Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Bank of Ruston’s statement savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	We have not determined whether to pay dividends following our conversion, or if so, at what rate.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to be quoted on the OTC Bulletin Board.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be cancelled, modified or withdrawn, unless we extend the offering beyond , 2010.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Century Next Financial Corporation’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Additional material may only be obtained from the Conversion Center. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Questions & Answers
About the Conversion

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Directors of Bank of Ruston has voted unanimously in favor of a plan of conversion whereby Bank of Ruston will convert from the mutual form to the stock form of organization and become a wholly owned subsidiary of Century Next Financial Corporation, a company we recently formed. We are converting so that Bank of Ruston will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;
•	existing deposit accounts and loans will not undergo any change; and
•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Benjamin L. Denny
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.
PG

PROXY REQUEST

WE NEED YOUR VOTE

Dear Member of Bank of Ruston:

Your vote on our plan of conversion has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and urges you to vote in favor of the conversion. Your deposit accounts or loans with Bank of Ruston will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our Conversion Center at (318) 232-1462, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

Sincerely,

Benjamin L. Denny
President and Chief Executive Officer

If you have more than one account, you may receive more than one proxy.
Please vote today by returning all proxy cards received.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Conversion Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

OTS

An Invitation

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Century Next Financial Corporation.

❖	Members of senior management will discuss Bank of Ruston’s operations, past performance and financial history.

❖	You will be able to meet one-on-one with Bank of Ruston officers to ask questions.

❖	There will be no sales pressure. You will receive Century Next Financial Corporation stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in            . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Conversion Center at (318)-232-1462 Monday through Friday, 10:00 a.m. to 4:00 p.m., Central time.

Proposed Holding Company for
Bank of Ruston

Community Meetings
Day, Month
Location
Address
City, State Zip Code
❖

Day, Month
Location
Address
City, State Zip Code

Proposed Holding Company for
Bank of Ruston

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bank of Ruston, Century Next Financial Corporation, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.